UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Incyte Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Incyte Corporation

Experimental Station

Route 141 & Henry Clay Road, Building E336

Wilmington, DE 19880

(302) 498-6700

April 8, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Incyte Corporation that will be held on June 1, 2005, at 10:30 a.m., Eastern Daylight Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, FOLLOW THE INSTRUCTIONS ON THE PROXY TO VOTE BY TELEPHONE OR THE INTERNET, OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of the Company’s 2004 Annual Report to Stockholders is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Richard U. De Schutter

Chairman of the Board

INCYTE CORPORATION

Notice of Annual Meeting of Stockholders

to be held June 1, 2005

To the Stockholders of Incyte Corporation:

The Annual Meeting of Stockholders of Incyte Corporation, a Delaware corporation (the “Company”), will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Wednesday, June 1, 2005, at 10:30 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect seven directors to serve until the 2006 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified;

2.	To consider and vote upon a proposal to amend the Company’s 1993 Directors’ Stock Option Plan to increase the number of shares available for grant thereunder from 1,100,000 shares to 1,500,000 shares;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005; and

4.	To transact such other business as may properly come before the Annual Meeting of Stockholders and any postponement or adjournment of the Annual Meeting.

Stockholders of record as of the close of business on April 7, 2005 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing the enclosed proxy. Voting on the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy regarding each of these voting options. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

Patricia A. Schreck

Secretary

April 8, 2005

INCYTE CORPORATION

Experimental Station

Route 141 & Henry Clay Road, Building E336

Wilmington, DE 19880

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Incyte Corporation, a Delaware corporation (“we,” “us,” “Incyte” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Wednesday, June 1, 2005, at 10:30 a.m., Eastern Daylight Time, and any postponement or adjournment thereof (the “Annual Meeting”).

This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 15, 2005.

Questions and Answers About

The Proxy Materials and the Annual Meeting

What proposals will be voted on at the Annual Meeting?

Three proposals will be voted on at the Annual Meeting:

•	The election of directors;

•	The amendment of the Company’s 1993 Directors’ Stock Option Plan to increase the number of shares available for issuance; and

•	The ratification of the appointment of the independent registered public accounting firm for 2005.

What are the Board’s recommendations?

Our Board recommends that you vote:

•	“FOR” election of each of the nominated directors;

•	“FOR” the amendment of the Company’s 1993 Directors’ Stock Option Plan to increase the number of shares available for issuance; and

•	“FOR” ratification of the appointment of the independent registered public accounting firm for 2005.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record at the close of business on April 7, 2005 (the “Record Date”) may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock (“Common Stock”) held as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record.    If your shares are registered directly in your name with Incyte’s transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the “stockholder of record.” The Proxy Statement, Annual Report and proxy card have been sent directly to you by Incyte.

Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Proxy Statement and Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing.

How do I vote?

You may vote using any of the following methods:

•	By Mail—Sign and date each proxy card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the election of the nominated directors, “FOR” the amendment of the Company’s 1993 Directors’ Stock Option Plan and “FOR” the ratification of the independent registered public accounting firm for 2005. Stockholders of record must vote by mail.

•	By Telephone or the Internet—If you are a beneficial owner, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting will be offered to stockholders owning shares through most banks and brokers. Follow the instructions located on your voting instruction form. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities will close at 11:59 P.M. Eastern Time the day before the meeting date.

If you vote by telephone or via the Internet you do not need to return your voting instruction form.

•	In Person at the Annual Meeting—Shares held in your name as the stockholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the Internet so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other items of business, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees to the Board, “FOR” the amendment of the Company’s 1993 Directors’ Stock Option Plan, “FOR” ratification of the independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What vote is required to approve each item?

In the election of directors, the seven persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. All other proposals require the affirmative “FOR” vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Is cumulative voting permitted for the election of directors?

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of Common Stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 83,114,133 shares of our Common Stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is “householding” and how does it affect me?

Incyte has adopted a process for mailing the Annual Report and Proxy Statement called “householding,” which has been approved by the Securities and Exchange Commission. Householding means that stockholders who share the same last name and address will receive only one copy of the Annual Report and Proxy Statement, unless we receive contrary instructions from any stockholder at that address. Incyte will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Investor Relations Department, Incyte Corporation, Experimental Station, Route 141 & Henry Clay Road, Building E336, Wilmington, Delaware 19880 or by calling (302) 498-6700 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of the Annual Report and Proxy Statement can request householding by contacting Incyte in the same manner. Incyte has undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of the Annual Report and Proxy Statement or you may request householding by notifying your broker, bank or nominee.

How are proxies solicited?

Employees, officers and directors of the Company may solicit proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Common Stock.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Board of Directors proposes the election of seven directors of the Company to serve until the next annual meeting of stockholders and thereafter until their successors are duly elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that the Company does not currently anticipate, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

The Company’s Bylaws provide that the Company shall not have less than one nor more than twelve directors, with the exact number of directors to be determined by the Board of Directors. The number of directors is currently fixed at seven.

Names of the nominees and certain biographical information about them are set forth below:

Name	Age	Position with the Company	Director Since
Richard U. De Schutter (1)(2)(3)(5)	65	Chairman of the Board	2001
Barry M. Ariko (1)(2)	59	Director	2001
Julian C. Baker (1)(3)	38	Director	2001
Paul A. Brooke (1)(3)(5)	59	Director	2001
Frederick B. Craves (2)	59	Director	1993
Paul A. Friedman (4)(5)	62	President and Chief Executive Officer and Director	2001
Roy A. Whitfield	51	Director	1991

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Non-Management Stock Option Committee.
(5)	Member of the Finance Committee.

Richard U. De Schutter was Chairman and Chief Executive Officer of DuPont Pharmaceuticals Company from July 2000 to October 2001. He served as Chief Administrative Officer at Pharmacia Corporation between April 2000 and July 2000. From January 1999 through March 2000, Mr. De Schutter served as Vice Chairman and Chief Administrative Officer of Monsanto Company. He served as Chief Executive Officer of G.D. Searle & Co. from April 1995 to December 1998. Mr. De Schutter is also a director of Ecolab, Inc., Smith & Nephew PLC, Varian, Inc. and several privately held companies.

Barry M. Ariko has been President and Chief Executive Officer of Mirapoint, Inc., a private technology company that produces infrastructure for managing and securing Internet messaging, since November 2003, and has been Chairman of the Board of Mirapoint since December 2003. He was a private consultant from October 2001 to October 2003. From April 2001 until September 2001, Mr. Ariko was Senior Vice President of Peregrine Systems, Inc., an infrastructure management software company, and from April 2001 until June 2002 was a member of its Board of Directors. From March 2000 until the acquisition of Extricity, Inc. by Peregrine in April 2001, Mr. Ariko served as the President and Chief Executive Officer of Extricity, a private Internet software provider, and he also served as Chairman of the Board of Extricity from March 2000 to April 2001. In September 2002, Peregrine filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. From March 1999 to January 2000, Mr. Ariko was a Senior Vice President of America Online, Inc., where he was responsible for the Netscape Enterprise Group.

From August 1998 until the acquisition of Netscape Communications Corporation by America Online in March 1999, Mr. Ariko served as Executive Vice President and Chief Operating Officer of Netscape. From 1994 to August 1998, Mr. Ariko was Executive Vice President of Oracle Corporation. Mr. Ariko currently serves as a director of Aspect Communications Corporation, Autonomy Corporation plc and a privately held company.

Julian C. Baker is a Managing Member of Baker Bros. Advisors, LLC which he and his brother, Felix Baker, Ph.D., founded in 2000. Mr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life sciences companies. Mr. Baker’s career as a fund manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch family, which led to the establishment in 2000 of Baker/Tisch Advisors, LLC. Mr. Baker is currently a Managing Member of Baker/Tisch Advisors. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. He is also a director of Neurogen Corporation, Theravance, Inc. and Trimeris, Inc.

Paul A. Brooke has been a Managing Member of PMSV Holdings, LLC, a private investment firm, since 1993. He has also served as an Advisory Director of Morgan Stanley & Co. Incorporated and Skyline Partners since April 2000, and as a Venture Partner at MPM Capital, a venture capital firm specializing in the healthcare industry, since 1997. From April 1999 through May 2000, Mr. Brooke served as a Managing Director at Tiger Management LLC. He was a Managing Director and the Global Head of Healthcare Research and Strategy at Morgan Stanley & Co. from 1983 to April 1999. Mr. Brooke is also a director of ViroPharma Incorporated, WebMD Corporation and several privately held companies.

Frederick B. Craves, Ph.D. has been a Managing Director of Bay City Capital LLC, a merchant bank specializing in life sciences, since January 1997. From January 1994 to January 1997, Dr. Craves was a principal of the consulting firm, Burrill & Craves. From January 1991 to May 1993, he was President and Chief Executive Officer of Berlex Biosciences, a division of Schering A.G. and Vice President of Berlex Laboratories, Inc., the U.S. subsidiary of Schering A.G. From 1981 to 1982, Dr. Craves was Chief Executive Officer and, from 1982 to 1990, was Chairman, Chief Executive Officer and President of Codon Corporation, a biotechnology company. Following Codon’s acquisition by Schering A.G., Dr. Craves was President and Chief Executive Officer of Codon from June 1990 to December 1990. From 1981 to 1983, Dr. Craves was also a co-founder and director of Creative BioMolecules. From 1979 to 1981, he was a sales and marketing representative for Millipore Corporation. Dr. Craves is also a director of Medarex, Inc., NeoRx Corporation and several privately held companies.

Paul A. Friedman, M.D. joined the Company as the Chief Executive Officer in November 2001. From 1998 until October 2001, Dr. Friedman served as President of DuPont Pharmaceuticals Research Laboratories, a wholly owned subsidiary of DuPont Pharmaceuticals Company (formerly The DuPont Merck Pharmaceutical Company), from 1994 to 1998 he served as President of Research and Development of The DuPont Merck Pharmaceutical Company, and from 1991 to 1994 he served as Senior Vice President at Merck Research Laboratories. Prior to his work at Merck and DuPont, Dr. Friedman was an Associate Professor of Medicine and Pharmacology at Harvard Medical School. Dr. Friedman is a Diplomat of the American Board of Internal Medicine, Member of the American Society of Pharmacology and Experimental Therapeutics, Member of the American Society of Clinical Investigation and a Member of the American Society of Biological Chemists. Dr. Friedman is also a director of Bausch & Lomb Incorporated.

Roy A. Whitfield co-founded the Company and served as Chairman of the Board from November 2001 until June 2003. Mr. Whitfield served as Chief Executive Officer of the Company between June 1993 and November 2001, as President of the Company from June 1991 until January 1997, and as Treasurer of the Company between April 1991 and October 1995. Previously, Mr. Whitfield served as the President of Ideon Corporation, which was a majority-owned subsidiary of Invitron Corporation, a biotechnology company, from October 1989 until April 1991. From 1984 to 1989, he held senior operating and business development positions with Technicon Instruments Corporation, a medical instrumentation company, and its predecessor company,

Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Prior to his work at Technicon, Mr. Whitfield spent seven years with the Boston Consulting Group’s international consulting practice. He also serves as a director of Nektar Therapeutics and several privately held companies.

The Board of Directors recommends a vote “FOR” election as director of the nominees set forth above.

Board Meetings and Committees

The Board of Directors held eight meetings during 2004. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and of the committees on which such director served during their tenure in 2004. All directors are expected to attend the Annual Meeting and, in 2004, all directors continuing in office attended the 2004 annual meeting of stockholders.

The Board of Directors has appointed a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and Securities and Exchange Commission rules. The Board has approved a charter for each of these committees that can be found on our website at http://www.incyte.com under the “Corporate Governance” heading. The Board has also appointed a Non-Management Stock Option Committee and has established a Finance Committee.

The current members of the Compensation Committee are Barry M. Ariko, Julian C. Baker, Paul A. Brooke (Chair) and Richard E. De Schutter. The Compensation Committee held five meetings during 2004. The Compensation Committee’s primary functions are to assist the Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of the Company. Other specific duties and responsibilities of the Compensation Committee are to develop and monitor compensation arrangements for the Company’s executive officers, make recommendations to the independent members regarding compensation of the Company’s Chief Executive Officer, determine compensation for the Company’s other executive officers, determine stock-based compensation awards for the Company’s executive officers, and administer performance-based compensation plans such as the Company’s 1991 Stock Plan (the “1991 Stock Plan”).

The current members of the Audit Committee are Barry M. Ariko (Chair), Frederick B. Craves and Richard U. De Schutter. The Audit Committee held fourteen meetings during 2004. The Audit Committee’s primary functions are to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s financial statements, system of internal control over financial reporting, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with the Company; and meet with the independent registered public accounting firm and management to discuss and review the Company’s financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes.

The current members of the Nominating and Corporate Governance Committee are Julian C. Baker, Paul A. Brooke and Richard U. De Schutter (Chair). The Nominating and Corporate Governance Committee held one meeting during 2004. The Nominating and Corporate Governance Committee’s primary functions are to identify qualified individuals to become members of the Board of Directors, determine the composition of the Board and its committees, and monitor a process to assess Board effectiveness. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to recommend nominees to fill vacancies on the Board of Directors, review and make recommendations to the Board of Directors with respect to candidates for director proposed by stockholders, review on an annual basis the composition, functioning and effectiveness of the Board and its committees, develop and recommend to the Board of Directors codes of conduct applicable to officers, directors and employees and charters for the various committees of the Board, and review and make recommendations to the Board of Directors regarding the succession plan relating to the Chief Executive Officer.

Dr. Friedman currently serves as the Non-Management Stock Option Committee. The Non-Management Stock Option Committee is a secondary committee responsible for granting and issuing awards of options and shares under the 1991 Stock Plan to eligible employees or consultants, other than to members of the Board of Directors, to individuals designated by the Board of Directors as “Section 16 officers,” and to employees who hold the title of Senior Vice President or above. In addition, the Non-Management Stock Option Committee may not make any awards or grants to any one employee or consultant that total more than 50,000 shares of Common Stock in any calendar year.

The current members of the Finance Committee are Paul A. Brooke (Chair), Richard U. De Schutter, and Paul A. Friedman. The Finance Committee held twelve meetings in 2004. The Finance Committee’s primary function is to assist the Board of Directors in its oversight of the Company’s strategic financing matters and, in that regard, to review and recommend matters related to the capital structure of the Company and, upon delegation by the Board of Directors, to exercise the powers of the Board of Directors that may be lawfully delegated to the Finance Committee in connection with the authorization, issuance and sale of debt or equity securities of the Company.

Director Nominations

The Board of Directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominating and Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management—currently, the Chief Executive Officer—to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or if a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, then the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify the

Secretary of the Company or any member of the Committee in writing with any supporting material the stockholder considers appropriate.

In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 70 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 10th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, the Company’s Bylaws and must be addressed to:

Secretary

Incyte Corporation

Experimental Station

Route 141 & Henry Clay Road

Building E336

Wilmington, DE 19880

You can obtain a copy of the full text of the Bylaw provision by writing to the Company’s Secretary at the above address.

Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to:

Secretary

Incyte Corporation

Experimental Station

Route 141 & Henry Clay Road

Building E336

Wilmington, DE 19880

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.

The Secretary will review any communications received from a stockholder and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board based on the subject matter.

Compensation of Directors

Directors who are employees of the Company do not receive any fees for their service on the Board of Directors. During 2004, Dr. Friedman was the Company’s only employee director. For a description of the compensation arrangements with Dr. Friedman, see “Executive Compensation—Employment and Transition Agreements.”

Mr. Whitfield was an employee of the Company until August 2002. In November 2001, the Company entered into a transition agreement with Mr. Whitfield, pursuant to which Mr. Whitfield resigned as the Company’s Chief Executive Officer and accepted the position of Chairman of the Board of Directors. In connection with his continued employment with the Company subsequent to November 2001, Mr. Whitfield received 100,000 restricted stock units under the Company’s 1991 Stock Plan, 50,000 of which vested on the first anniversary of the date of the agreement and 50,000 of which vested on the second anniversary of the date of the agreement, contingent on the fact that Mr. Whitfield was then serving as a director. Mr. Whitfield timely deferred settlement of the restricted stock units that vested on the second anniversary of the date of the agreement from November 2003 to January 2005. Each restricted stock unit entitles Mr. Whitfield to receive one share of Common Stock upon the date of vesting or later settlement of the unit or, upon limited circumstances at the discretion of the Company, a cash amount equal to the market value of the one share of Common Stock at the time of settlement. In addition, all options to purchase shares of Common Stock received by Mr. Whitfield while he was an executive officer of the Company continued to vest so long as he was serving as a director; all such options became fully vested as of January 2005.

The Company’s non-employee directors each receive $2,500 for every in-person Board meeting that they attend and $500 for every Board meeting that they attend telephonically. Non-employee directors receive additional compensation of $500 for their participation in every committee meeting that they attend that is up to one hour in duration and $1,000 for every committee meeting that is over one hour in duration, in each case whether in-person or telephonic. The chairman of a committee receives an additional $4,000 annually. Non-employee directors also receive a $12,000 annual retainer, which is prorated for such portion of the year that the director serves on the Board. Mr. De Schutter’s annual retainer for 2004 was $20,000 in recognition of his additional responsibilities as Chairman of the Board. Effective June 2005, the annual retainer for non-employee directors will be $15,000, the annual retainer for the Chairman of the Board will be $22,500, the additional annual retainer for the chairman of the Audit Committee will be $6,000 and the additional annual retainer for the chairman of the Compensation Committee will be $5,000. In addition, all directors are reimbursed for their out of pocket expenses in accordance with the Company’s travel policy for each in-person Board or committee meeting that they attend.

In addition to cash compensation for services as a member of the Board, the non-employee directors also receive options to purchase shares of the Company’s Common Stock pursuant to the 1993 Directors’ Stock Option Plan (the “Directors’ Option Plan”). Under the Directors’ Option Plan, every new non-employee director appointed to the Board of Directors will receive an initial stock option grant of 35,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. The option vests as to 25% of the shares on the first anniversary of the date of the grant, with the remaining shares vesting monthly over the following three years. Pursuant to the Directors’ Option Plan, following the conclusion of each annual meeting of stockholders, each non-employee director who will continue to serve as a member of the Board of Directors will receive an additional option to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each of these options will vest in full on the first anniversary of the date of the grant. When a new non-employee director is appointed to the Board of Directors at a time other than at an annual meeting, such director will receive a pro rata portion of the automatic annual grant that will vest in full on the date of the Company’s next annual meeting. For 2004, the annual option grant for non-employee directors was 10,000 shares. Beginning with grants made following the 2005 annual meeting of stockholders, the annual option grant for non-employee directors will be 20,000 shares. The 2005 changes to non-employee director cash retainers and option grants were made by the Board of Directors based upon the recommendations of the Compensation Committee. The Compensation Committee made its recommendations after discussions with an external compensation consultant and a review of surveys of director compensation at other public companies, including life sciences and biotechnology companies.

In 2004, each of Messrs. Ariko, Baker and Whitfield and Dr. Craves received their annual grant of an option to purchase 10,000 shares of Common Stock at exercise prices equal to the fair market value of the Common Stock on the date of grant. In 2004 and in lieu of the annual option grant, Mr. De Schutter was awarded an option to purchase 50,000 shares of Common Stock at an exercise price equal to two times the exercise price of the option granted to Mr. De Schutter in 2003 in connection with his appointment as Chairman of the Board, which will vest as to 25,000 shares on the first anniversary of the date of the grant and as to the balance upon the second anniversary of the date of the grant. Also in 2004, in connection with his service as chairman of the Finance Committee and in lieu of the annual option grant, Mr. Brooke was awarded an option to purchase 25,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant, which vested as to 12,500 shares as of the May 2004 annual meeting of stockholders and vests as to the remaining shares one year from the date of that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 15, 2005, as to shares of Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers named under “Executive Compensation—Summary Compensation Table” (the “Named Executive Officers”) and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Incyte Corporation, Experimental Station, Route 141 & Henry Clay Road, Building E336, Wilmington, DE 19880. The percentage of Common Stock beneficially owned is based on 83,114,133 shares outstanding as of March 15, 2005.

Name of Beneficial Owner (1)	Shares Beneficially Owned (1)	Percentage Beneficially Owned(1)
5% Stockholders
Wellington Management Company, LLP (2)	9,075,840	10.8%
Arnold H. Snider (3)	6,000,000	7.1
Andrew H. Tisch, Daniel R. Tisch, James S. Tisch, Joan H. Tisch, Jonathan M. Tisch, Laurie Tisch Sussman and Thomas J. Tisch (4)	5,639,179	6.9
Julian C. Baker and Felix J. Baker (5)	5,180,852	6.0
Capital Research and Management Company (6)	4,202,080	5.0

Named Executive Officers and Directors
Paul A. Friedman (7)	708,156	*
David C. Hastings (8)	66,455	*
John A. Keller (9)	94,790	*
Brian W. Metcalf (10)	250,136	*
Paula J. Swain (11)	182,246	*
Richard U. De Schutter (12)	83,114	*
Barry M. Ariko (13)	50,834	*
Julian C. Baker (14)	5,180,852	6.0
Paul A. Brooke (15)	154,584	*
Frederick B. Craves (16)	337,993	*
Roy A. Whitfield (17)	1,202,825	1.4
All directors and executive officers as a group (12 persons) (18)	8,368,651	9.6

*	Represents less than 1% of the Company’s Common Stock.

(1)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)	The address of the principal place of business of Wellington Management Company, LLP (“Wellington”) is 75 State Street, Boston, Massachusetts 02109. According to an amended Schedule 13G dated February 14, 2005, filed by Wellington, Wellington, in its capacity as investment adviser, may be deemed to beneficially own all shares listed in the table, and has shared dispositive power with respect to 9,011,140 shares and shared voting power over 6,896,000 shares.

(3)

According to an amended Schedule 13G dated February 8, 2005, filed jointly by Arnold H. Snider, Deerfield Capital, L.P. (“Deerfield Capital”), Deerfield Partners, L.P. (“Deerfield Partners”), Deerfield Management Company, L.P. (“Deerfield Management”) and Deerfield International Limited (“Deerfield International”), Arnold H. Snider has shared dispositive and voting power with respect to all shares listed in the table, Deerfield Capital and Deerfield Partners have shared dispositive and voting power with respect to 2,898,000 of the shares listed in the table and Deerfield Management and Deerfield International have shared dispositive and voting power with respect to 3,102,000 of the shares listed in the table. The address of the principal place of business of Deerfield International is c/o Hemisphere Management (B.V.I.) Limited, Bison Court, Columbus Centre, P.O. Box 3460 Road Town, Tortola, British Virgin Islands. The address of the principal place of business of each of the other entities is 780 Third Avenue, 37th Floor, New York, NY 10017.

(4)	According to an amended Schedule 13G dated February 10, 2005 filed jointly by these persons, these persons collectively held 5,639,179 shares, including shares issuable upon conversion of the Company’s 5.5% Convertible Subordinated Notes Due 2007. Because of certain family relationships among the reporting persons, the statement was filed by them as if they constitute a group solely for informational purposes, and each of them disclaimed beneficial ownership of any shares owned by any other reporting person, except to the extent that beneficial ownership was expressly reported therein. The address provided for Andrew H. Tisch, James S. Tisch and Thomas J. Tisch is 667 Madison Avenue, New York, New York 10021, for Joan H. Tisch, Jonathan M. Tisch and Laurie Tisch Sussman is c/o Barry L Bloom, 667 Madison Avenue, New York, New York 10021, and for Daniel R. Tisch is c/o Tower View LLC, 500 Park Avenue, New York, New York 10021. According to the statement, Four-Fourteen Partners, LLC held 200,000 shares; Andrew H. Tisch held 1,341,670 shares, each of Daniel R. Tisch, James S. Tisch and Thomas J. Tisch held 1,341,669 shares; Joan H. Tisch held 19,787 shares; and each of Jonathan M. Tisch and Laurie Tisch Sussman held 26,357 shares. By virtue of his status as manager of Four-Fourteen Partners, LLC, Thomas J. Tisch was deemed to beneficially own the shares held by Four-Fourteen Partners, LLC.

(5)	The address for Julian C. Baker and Felix J. Baker is 667 Madison Avenue, New York, New York 10021. Julian C. Baker and Felix J. Baker share dispositive and voting power with respect to 5,165,228 shares, including shares issuable upon conversion of the Company’s 5.5% Convertible Subordinated Notes Due 2007 and the Company’s 3 1/2% Convertible Subordinated Notes due 2011, and shares that may be acquired upon the exercise of stock options. Of such shares, Baker/Tisch Investments, L.P. held 179,008 shares; Baker Bros. Investments, L.P. held 218,268 shares; Baker Bros. Investments II, L.P. held 168,366 shares; Baker Biotech Fund I, L.P. held 2,269,485 shares; Baker Biotech Fund II, L.P. held 1,748,011 shares; Baker Biotech Fund II (Z), L.P. held 123,689 shares; Baker Biotech Fund III, L.P. held 314,596 shares; Baker Biotech Fund III (Z), L.P. held 60,230 shares; and FBB Associates held 55,658 shares. The total shown also includes 43,541 shares subject to options exercisable within 60 days of March 15, 2005 held by Julian C. Baker. Julian C. Baker and Felix J. Baker may be deemed to own beneficially the shares held by Baker/Tisch Investments, L.P., Baker Bros. Investments, L.P., Baker Bros. Investments II, L.P., Baker Biotech Fund I, L.P., Baker Biotech Fund II, L.P., Baker Biotech Fund II (Z), L.P., Baker Biotech Fund III, L.P., Baker Biotech Fund III (Z), L.P. and FBB Associates.

(6)	The address of the principal place of business of Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071. According to a Schedule 13G dated February 14, 2005, filed by Capital Research and Management Company, Capital Research and Management Company, as a result of its acting as investment adviser to various investment companies, is deemed to beneficially own and have sole dispositive power with respect to all shares listed in the table.

(7)	Includes 591,456 shares subject to options exercisable within 60 days of March 15, 2005.

(8)	Represents solely 66,455 shares subject to options exercisable within 60 days of March 15, 2005.

(9)	Represents solely 94,790 shares subject to options exercisable within 60 days of March 15, 2005.

(10)	Includes 234,269 shares subject to options exercisable within 60 days of March 15, 2005.

(11)	Includes 167,185 shares subject to options exercisable within 60 days of March 15, 2005.

(12)	Includes 57,084 shares subject to options exercisable within 60 days of March 15, 2004. Also includes 1,030 shares issuable upon conversion of the Company’s 5.5% Convertible Subordinated Notes Due 2007 and 25,000 shares held directly by Mr. De Schutter.

(13)	Represents solely 50,834 shares subject to options exercisable within 60 days of March 15, 2005.

(14)	See note (5) above.

(15)	Includes 54,584 shares subject to options exercisable within 60 days of March 15, 2005.

(16)	Includes 8,000 shares held by Burrill & Craves, a general partnership. Dr. Craves is a general partner of such partnership and may be deemed to be the beneficial owner of the shares held by the partnership. Also includes 8,400 shares held by a trust for which Dr. Craves is a trustee, 14,800 shares held by Dr. Craves’ spouse, 196,793 shares held directly by Dr. Craves and 110,000 shares subject to options exercisable within 60 days of March 15, 2005.

(17)	Includes 221,736 shares subject to options exercisable within 60 days of March 15, 2005.

(18)	Includes shares included pursuant to notes (8), (9), (10), (11), (12), (13), (14), (15), (16) and (17) above and 56,666 shares subject to options exercisable within 60 days of March 15, 2004 held by other executive officers of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2002, in connection with his employment by the Company as Executive Vice President and Chief Drug Discovery Scientist, Brian W. Metcalf received an interest-free loan from the Company in the amount of $400,000 to be used for financing his residence in California. The loan is evidenced by a promissory note and secured by the residence. On February 6, 2003, 25% of the outstanding principal balance was forgiven, and  1/48 of the original principal amount will be forgiven on the last day of each month thereafter, with the remaining outstanding principal balance of the loan forgiven on February 6, 2006, if Dr. Metcalf is still employed by the Company on those dates. Any acceleration of the loan or termination of Dr. Metcalf’s employment relationship with the Company prior to the then-applicable forgiveness date will terminate and void any remaining right of Dr. Metcalf to receive any forgiveness of the then-outstanding principal balance of the loan. The entire unpaid principal balance of the loan may also, at the Company’s election, become earlier due and payable upon the occurrence of certain events described in the promissory note.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid to or accrued for (i) the Company’s Chief Executive Officer and (ii) each of the Company’s other four most highly compensated executive officers as of December 31, 2004 for services rendered in all capacities to the Company for the fiscal years ended December 31, 2004, 2003 and 2002.

Summary Compensation Table

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Restricted Stock Awards ($)	Securities Underlying Options	All Other Compensation ($)
Paul A. Friedman President and Chief Executive Officer	2004 2003 2002	548,076 642,308 600,084	465,000 276,250 290,631	— — —	220,000 — 225,000	3,930 4,690 2,833	(2) (2) (2)

David C. Hastings (3) Executive Vice President and Chief Financial Officer	2004 2003	272,300 44,000	162,812 90,000	— —	10,000 160,000	20,739 47,855	(4) (5)

John A. Keller (6) Executive Vice President and Chief Business Officer	2004 2003	310,000 66,923	186,000 190,000	— —	50,000 200,000	26,888 39,856	(7) (8)

Brian W. Metcalf (9) Executive Vice President and Chief Drug Discovery Scientist	2004 2003 2002	366,594 338,863 278,750	220,124 155,000 152,296	— — —	67,000 — 260,000	137,573 220,822 48,095	(10) (11) (12)

Paula J. Swain (13) Executive Vice President, Human Resources	2004 2003 2002	274,288 253,053 209,693	164,699 115,000 248,441	— — —	55,000 — 180,000	399 365 197	(2) (2) (2)

(1)	Includes (in each fiscal year) bonuses earned during the fiscal year and paid in the subsequent fiscal year.

(2)	Represents payments made for group term life insurance.

(3)	Mr. Hastings joined the Company as Executive Vice President and Chief Financial Officer in October 2003.

(4)	Includes $20,475 in relocation expenses and $264 for payments made for group term life insurance.

(5)	Includes $47,807 in relocation expenses and $48 for payments made for group term life insurance.

(6)	Dr. Keller joined the Company as Executive Vice President and Chief Business Officer in September 2003.

(7)	Includes $26,579 in relocation expenses and $309 for payments made for group term life insurance.

(8)	Includes $39,796 in relocation expenses and $60 for payments made for group term life insurance.

(9)	Dr. Metcalf joined the Company as Executive Vice President and Chief Drug Discovery Scientist in February 2002.

(10)	Includes a $36,000 housing allowance, $99,950 for forgiveness for the loan pursuant to the terms of the loan, and $1,623 for payments made for group term life insurance.

(11)	Includes a $36,000 housing allowance, $183,333 for forgiveness for the loan pursuant to the terms of the loan, and $1,489 for payments made for group term life insurance.

(12)	Includes a $33,000 housing allowance, $13,891 for imputed interest related to an interest free residence loan, and $1,204 for payments made for group term life insurance.

(13)	Ms. Swain join the Company in January 2002 and was promoted to Executive Vice President, Human Resources in October 2002.

Stock Options

The following tables set forth certain information as of December 31, 2004 and for the fiscal year then ended with respect to stock options granted to and exercised by the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name	Number of Securities Underlying Options Granted(#)(1)(2)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)(3)	Expiration Date
						5%($)	10%($)

Paul A. Friedman	220,000	(5)	14.4%	8.64	2/27/14	1,195,403	3,029,386

David C. Hastings	10,000		0.7%	8.19	2/13/14	51,506	130,527

John A. Keller	50,000		3.3%	8.19	2/13/14	257,532	652,638

Brian W. Metcalf	67,000		4.4%	8.19	2/13/14	345,093	874,534

Paula J. Swain	55,000		3.6%	8.19	2/13/14	283,286	717,901

(1)	Unless otherwise noted, the options have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(2)	Except as otherwise noted, options granted in 2004 become exercisable as to 25% of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following three years.

(3)	The exercise price is equal to the fair market value on the date of grant.

(4)	The 5% and 10% rates of appreciation are required to be disclosed by the rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in our stock price.

(5)	Includes an option to purchase 45,000 shares of Common Stock that will become exercisable as to 25% of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following three years. Vesting of such option will accelerate in full upon death or disability or upon the last to occur of (i) retirement as an employee of the Company or (ii) resignation as a member of the Board of Directors (including failure to be re-elected as a result of failure to stand for re-election) and in the event of such acceleration the option will not expire until three years after the date of such death, disability, retirement or resignation.

Aggregated Option Exercises in Last Fiscal Year

And 2004 Year End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2004(#)	Value of Unexercised In-the-Money Options at December 31, 2004($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Paul A. Friedman	—	—	464,583/380,417	628,125/573,375
David C. Hastings	—	—	46,666/123,334	227,263/569,937
John A. Keller	—	—	62,500/187,500	318,750/791,250
Brian W. Metcalf	—	—	182,777/144,223	279,165/243,435
Paula J. Swain	—	—	131,700/103,230	302,373/209,726

(1)	Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2)	Calculated on the basis of the fair market value of the underlying securities at December 31, 2004 ($9.99 per share) minus the exercise price.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Executive Employment and Change in Control Agreements.    In November 2001, the Company entered into an employment agreement with Paul A. Friedman which provides that in the event that Dr. Friedman’s employment is terminated within 24 months of a “change of control” (as defined in the employment agreement) either by the Company without “cause” (as defined in the employment agreement) or by Dr. Friedman for “good reason” (as defined in the employment agreement), the Company will pay Dr. Friedman an amount equal to three times the sum of his current annual base salary and the greater of his current target bonus or his bonus amount for the preceding fiscal year. The cash payment will be paid in a lump sum payment, unless Dr. Friedman previously elects to receive equal monthly installments over a 36-month period following his termination. The agreement also provides that in the event of such a termination, all of Dr. Friedman’s unvested restricted stock units and unvested stock options will vest in full, and all stock options will be exercisable for twelve months following his termination.

If, at any time other than the two year period following a “change of control,” Dr. Friedman’s employment is terminated by the Company without “cause” or by Dr. Friedman for “good reason,” the agreement provides that the Company will pay Dr. Friedman an amount equal to the sum of his annual base salary and the greater of his current target bonus or his bonus amount for the preceding fiscal year. The Company will also pay Dr. Friedman a pro rata portion of his target bonus calculated according to the number of days Dr. Friedman worked through the termination date in the current fiscal year. The cash payment will be paid in a lump sum payment unless Dr. Friedman previously elects to receive equal monthly installments over the twelve-month period following his termination. In addition, any unvested restricted stock units will vest as to the amount that would have vested had he continued to work for the Company for an additional twelve months. In no event will the additional vested portion be less than 20% of the restricted stock units granted to Dr. Friedman. This agreement also provides that Dr. Friedman’s stock options will vest as to the amount that would have vested had he continued to work for the Company for an additional twelve months. Under the agreement, Dr. Friedman is subject to non-solicitation/non-hiring and non-disparagement covenants that extend two years from termination of employment. Upon certain breaches of those covenants after termination of employment, Dr. Friedman must forfeit all of his unvested restricted stock units and the gain or income realized from units vesting within 24 months prior to the breach.

In November 2003, the Company’s Board of Directors approved a form of employment agreement for Executive Vice Presidents, including Brian W. Metcalf, David C. Hastings, John A. Keller and Paula J. Swain, and certain other key employees with whom the Company did not have an existing employment agreement. This form of employment agreement provides that in the event of an “involuntary termination” of the executive’s employment (as defined in the employment agreement) within 24 months of a “change of control” (as defined in the employment agreement), the Company will pay the executive an amount equal to the sum of the executive’s current annual base salary and the greater of (i) the executive’s current target bonus or (ii) the executive’s bonus amount for the preceding fiscal year. The cash payment would be paid in a lump sum payment following the executive’s termination. The agreement also provides that in the event of such a termination, all of the executive’s unvested stock options will vest in full, and all stock options will be exercisable for twelve months following the executive’s termination.

Brian W. Metcalf.    In connection with his employment in February 2002, Brian W. Metcalf received a loan from the Company for the purpose of financing his residence in California. See “Certain Relationships and Related Transactions” for a description of this loan.

John A. Keller.    In September 2003, in connection with his appointment as Executive Vice President and Chief Business Officer, Dr. Keller received an offer letter that provides that in the event that his employment is terminated other than for cause, the Company will pay Dr. Keller an amount equal to the sum of his current annual base salary and his current target bonus.

David C. Hastings.    In September 2003, in connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Hastings received an offer letter that provides that in the event that his employment is terminated other than for cause, the Company will pay Mr. Hastings an amount equal to the sum of his current annual base salary and his current target bonus.

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2004, including the 1991 Stock Plan, the 1993 Directors’ Stock Option Plan and the 1997 Employee Stock Purchase Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,518,745	$9.61	7,247,237
Equity compensation plans not approved by security holders	—	—	—
Total	6,518,745	$9.61	8,176,926	(1)

(1)	Includes 929,689 shares available for issuance under the Company’s 1997 Employee Stock Purchase Plan.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

This report on executive compensation is provided by the Compensation Committee of the Board of Directors to assist stockholders in understanding its objectives and procedures in establishing the compensation of the Company’s executive officers and describes the bases on which compensation determinations were made by the Compensation Committee for 2004. The Compensation Committee is comprised of four non-employee directors: Messrs. Ariko, Baker, Brooke and De Schutter. In making its determinations, the Compensation Committee relied, in part, on independent surveys and public disclosures of compensation of management of companies in the biotechnology, life sciences and pharmaceutical industries as well as reports of external compensation consultants. The Company’s human resources staff provides additional counsel, data and analysis as requested by the Compensation Committee. The Compensation Committee also administers the 1991 Stock Plan with respect to executive officers of the Company.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation of the Company’s executive officers should:

•	Encourage creation of stockholder value and achievement of strategic corporate objectives.

•	Integrate compensation with the Company’s annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

•	Provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, qualified personnel.

•	Provide a total compensation opportunity that is competitive with companies in the biotechnology, life sciences and pharmaceutical industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance.

•	Align the interests of management and stockholders and enhance stockholder value by providing management with longer-term incentives through equity ownership by management.

•	Provide fair compensation consistent with internal compensation programs.

Key Elements of Executive Compensation

The compensation of executive officers is based upon the Company’s financial performance as well as an evaluation of the progress of the Company’s drug discovery and development efforts, including the achievement of preclinical and clinical development, in-licensing and discovery program objectives, cash flow management, achievement of certain business objectives, including the identification of appropriate entities for significant commercial collaborations, and progress toward strategic goals, as well as the achievement of individual business objectives by each executive officer. The Company’s existing compensation structure for executive officers generally includes a combination of salary and stock options and may include cash incentive awards under the Company’s 2004 Annual Incentive Compensation Plan.

Salary.    Salary levels are largely determined through comparisons with companies of similar headcount and market capitalizations or complexity in the biotechnology, life sciences and pharmaceutical industries. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through evaluation of responsibilities and market comparisons. The Compensation Committee, on the basis of information regarding executive compensation for similarly sized companies in the industry provided by a number of compensation consulting firms and on the basis of its knowledge of executive compensation in the industry, believes that the Company’s salary levels for the executive officers are at a level that the Compensation Committee, at the time such salary determinations were made, considered to be reasonable and necessary given the Company’s financial resources and the stage of its development. The Compensation Committee reviews salaries on an annual basis. At such time, the Compensation Committee may change each executive officer’s salary based on the individual’s contributions and responsibilities over the prior twelve months and any change in comparable company pay levels. In February 2004, the Compensation Committee set the 2004 base salaries for the Company’s President and Chief Executive Officer and certain other executive officers, with the base salaries for certain individuals who became executive officers in 2003 being set at varying times during the year upon their employment.

Stock Options.    The Compensation Committee administers stock option grants made to the Company’s executive officers under the 1991 Stock Plan. The Compensation Committee believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interests of stockholders and executive officers will be closely aligned. Therefore, executive officers are eligible to receive stock options when the Compensation Committee performs its annual review, although options may be granted at other times in recognition of exceptional achievements. The number of shares underlying stock options granted to executive officers is based on competitive practices in the industry as determined by independent surveys and the Compensation Committee’s knowledge of industry practice. The Compensation Committee granted stock options to members of management in February 2005 in connection with the Compensation Committee’s evaluation of the Company’s 2004 performance.

Incentive Compensation Plan.    The Company’s discretionary 2004 Annual Incentive Compensation Plan established cash incentive awards for all eligible employees of the Company for 2004. The plan was designed to align incentive awards for each participant’s individual performance with the Company’s corporate goals, which were approved by the Compensation Committee and reviewed by the Board of Directors. Eligibility to participate in the Plan and actual award amounts are not guaranteed and are determined at the sole discretion of an employee’s manager(s), in conjunction with the Company’s President and Chief Executive Officer. Incentive awards for the Company’s executive officers were approved by the Compensation Committee and paid in 2005 pursuant to this plan. The Company’s executive officers other than the President and Chief Executive Officer each had a funding target under the plan of 50% of their respective annual base salary for the 2004 fiscal year, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance, as well as each executive officer’s performance of certain individual goals. As described below under “Chief Executive Officer Compensation,” the Company’s President and Chief Executive Officer had a funding target under the plan of 75%, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance. Actual incentive award amounts paid to executive officers for 2004 pursuant to this plan were based on the achievement of corporate and/or individual goals that were predetermined by the Compensation Committee or the President and Chief Executive Officer as described below. Target incentive award amounts for each participant were based on the participant’s potential impact on the Company’s operating and financial results and on market competitive pay practices. Individual performance goals were established for eligible employees, and evaluations were based upon whether the employee met, exceeded or did not meet each established goal. The percentage of potential incentive awards attributable to the achievement of individual goals decreases as seniority increases, with a greater proportion of the potential incentive awards for executive officers being based upon achievement of corporate performance goals. The incentive award amounts paid to the Company’s President and Chief Executive Officer for 2004 were based solely on the achievement of the predetermined corporate goals. Corporate performance goals for 2004 were based on achievement of drug discovery program goals representing 25% of the overall corporate performance goal, goals relating to the Company’s drug development efforts, representing 35% of the overall corporate performance goal, cash burn and financing related goals representing 20% of the overall corporate performance goal, and business development goals representing 20% of the overall corporate performance goal. Threshold, target and outperform achievement levels were defined for each corporate goal that was established, resulting in payouts ranging from 0% to 150% for each goal depending on achievement of such performance levels. In January 2005, the Compensation Committee evaluated the achievement of the 2004 corporate performance goals and determined that incentive awards under the 2004 Annual Incentive

Compensation Plan should be based upon achievement of 123.75% of the target level of corporate performance goals. This 123.75% figure was greater than 100% of target because a number of goals were achieved at the outperform level.

Chief Executive Officer Compensation

Paul A. Friedman is the Company’s President and Chief Executive Officer. In February 2004, the Compensation Committee worked with Dr. Friedman to redesign his compensation package with a view toward rewarding Dr. Friedman for future outperformance in a manner that would more closely reflect the value that would be recognized by the Company’s stockholders. Major elements of this program were adjusting Dr. Friedman’s cash compensation to a $500,000 annual base salary with a target bonus opportunity equal to 75% of annual base salary, from a base salary of $650,000 with a target bonus opportunity equal to 50% of his annual base salary that were initially provided for in Dr. Friedman’s employment agreement and offer letter, as subsequently amended. The terms of Dr. Friedman’s employment agreement and offer letter were negotiated with and approved by the Compensation Committee and the Board of Directors in connection with his initial employment with the Company in November 2001. See “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.” Also in February 2004, in connection with the redesign of Dr. Friedman’s compensation package, Dr. Friedman received a grant of options, exercisable at the fair market value on the date of grant, to purchase 45,000 shares of the Company’s Common Stock. In February 2005, the Compensation Committee approved a bonus of $465,000 for Dr. Friedman in connection with the achievement of corporate goals under the Company’s 2004 Annual Incentive Compensation Plan. The Compensation Committee believes that Dr. Friedman’s performance in 2004 was outstanding in leading the Company toward significant progress in its drug discovery and development activities, through the Company’s transition from its information products business, and through actions that strengthened the Company’s balance sheet. In recognition of those accomplishments and as an incentive for future performance, the Compensation Committee granted Dr. Friedman options, exercisable at the fair market value on the date of grant, to purchase 200,000 shares of the Company’s Common Stock, which vest in accordance with the Company’s standard four-year vesting schedule, and options to purchase 40,000 shares of the Company’s Common Stock, which vest in accordance with the Company’s standard four-year vesting schedule but accelerate upon the occurrence of certain events relating to Dr. Friedman’s death, disability, retirement or resignation.

Dr. Friedman is a member of the Board of Directors, but did not participate in Board or Compensation Committee deliberations regarding the setting of his compensation for 2004.

The Company’s policy is generally to qualify compensation, including stock options and Corporate Incentive Plan bonuses, awarded or paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

Compensation Committee

Barry M. Ariko

Julian C. Baker

Paul A. Brooke

Richard U. De Schutter

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of three directors, each of whom qualifies as “independent” under the current listing requirements of The Nasdaq Stock Market. The current members of the Audit Committee are Barry M. Ariko, Frederick B. Craves and Richard U. De Schutter. The Audit Committee acts pursuant to a written charter that was originally adopted by the Board of Directors in June 2000 and was most recently amended in March 2004.

In performing its functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States and on management’s assessment of and the effectiveness of the Company’s internal control over financial reporting. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting.

Within this framework, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2004 and the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by Independence Standards Board Statement No. 1, has discussed with the independent registered public accounting firm, Ernst & Young LLP, the independence of that firm, and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Audit Committee

Barry M. Ariko

Frederick B. Craves

Richard U. De Schutter

STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company’s Common Stock with the Center for Research in Security Prices (“CRSP”) Total Return Index for the Nasdaq U.S. Stocks (the “Nasdaq Composite Index”), and CRSP Total Return Index for the Nasdaq Pharmaceutical Stocks (the “Nasdaq Pharmaceutical Index”), assuming an investment of $100 in each on December 31, 1999. The Company’s Common Stock is traded on the Nasdaq National Market. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04
Incyte Corporation	$100.00	$82.92	$64.80	$15.20	$22.80	$33.30
Nasdaq Composite Index	100.00	60.31	47.84	33.07	49.45	53.81
Nasdaq Pharmaceutical Index	100.00	124.73	106.31	68.69	100.69	107.24

PROPOSAL 2

AMENDMENT OF THE 1993 DIRECTORS’ STOCK OPTION PLAN

In March 2005, the Board of Directors approved an amendment to the Company’s 1993 Directors’ Stock Option Plan (as amended, the “Directors’ Option Plan”), subject to the approval of the Company’s stockholders at the Annual Meeting. The following summary of the principal features of the Directors’ Option Plan is qualified by reference to the terms of the Directors’ Option Plan, the full text of the which is set forth as Appendix A hereto, and is substantially in the form in which it will take effect if this Proposal 2 is approved by the stockholders.

Description of Amendment

The amendment to the Directors’ Option Plan approved by the Board of Directors and submitted for stockholder approval consists of an increase in the number of shares of Common Stock reserved for issuance under the Directors’ Option Plan from 1,100,000 to 1,500,000 shares.

1993 Directors’ Stock Option Plan

The Directors’ Option Plan was initially adopted by the Board of Directors in July 1993 and initially approved by the Company’s stockholders in September 1993. The Board of Directors approved an increase in the number of shares available for grant under the Directors’ Option Plan in March 2005, subject to stockholder approval. The purpose of the Directors’ Option Plan is to assist the Company in the recruitment, retention and motivation of certain non-employee directors. The Directors’ Option Plan offers a significant incentive to non-employee directors of the Company by enabling such individuals to acquire shares of the Company’s Common Stock, thereby increasing their proprietary interest in the growth and success of the Company.

The Directors’ Option Plan provides for the automatic grant of options to purchase shares of Common Stock to directors of the Company who are not employees of the Company. Under the Directors’ Option Plan, each new such director appointed to the Board of Directors will receive an initial stock option grant of 35,000 shares of Common Stock at an exercise price at the fair market value of the Common Stock on the date of grant. The option vests as to 25% of the shares on the first anniversary of the date of the grant, with the remaining shares vesting monthly over the following three years. On the date of each annual meeting of stockholders, each such director who will continue to serve as a member of the Board of Directors will receive an additional option to purchase 20,000 shares of Common Stock at an exercise price at the fair market value of the Common Stock on the date of grant. Each of these options will vest in full on the first anniversary of the date of the grant. Each such director who is not initially elected at a regular annual meeting of the Company’s stockholders will receive an option for a pro rata portion of 20,000 shares based upon the number of full months remaining from the date of the election of the director until the next regular annual meeting of the Company’s stockholders divided by twelve. This option will vest in full at the next regular annual meeting of the Company’s stockholders following the date of grant. The Board of Directors may increase the number of shares subject to an initial or annual grant if the Board determines that the increase is necessary to induce a person to become a non-employee director or to reflect an increase in the responsibilities or duties as a director. The Board may also determine that the exercise price of such an option shall be greater than the fair market value of the Common Stock on the date of grant and that the option shall be exercisable on a different schedule than stated above.

A total of 1,500,000 shares of Common Stock (which number includes the 400,000 share increase that stockholders are being asked to approve) have been reserved for issuance under the Directors’ Option Plan. If any option granted under the Directors’ Option Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional option grants. As of March 15, 2005, the Company had outstanding options under the Directors’ Option Plan to purchase an aggregate of 467,919 shares of Common Stock at exercise prices ranging from $3.78 to $35.56 per share, or a weighted average per share exercise price of $10.43. A total of 622,081 shares of Common Stock is available for future issuance under the Directors’ Option Plan (including 400,000 shares subject to stockholder approval at the Annual Meeting), of which options to purchase an aggregate of 120,000 shares are anticipated to be granted following the Annual Meeting, assuming election of Messrs. Ariko, Baker, Brooke, De Schutter and Whitfield and Dr. Craves as directors.

Terms of Options

The term of each option granted under the Directors’ Option Plan is ten years. Stock options granted under the Director’s Option Plan must be exercised by the optionee before earlier of the expiration of such option or the date six months after termination of the optionee’s service as a director, except that period may be extended on certain events including death and termination of employment due to disability.

The exercise price of an option granted under the Directors’ Option Plan must be paid in full at the time of exercise in cash or, in certain circumstances, by Common Stock. The Director’s Option Plan also allows an optionee to pay the exercise price by “cashless exercise.”

Effect of Certain Corporate Events

In the event of a subdivision of the outstanding Common Stock or a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a spin-off or a similar occurrence, or declaration of a dividend payable in Common Stock or, if in an amount that has a material effect on the price of the shares, in cash, the Board of Directors will make adjustments in the number of shares available for future grant, the number of shares covered by each option and the exercise price under each outstanding option, as appropriate.

In the event of a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionees’ consent.

In addition, the vesting of options granted under the Directors’ Option Plan will accelerate upon a change of control.

Amendment and Termination

The Directors’ Option Plan may be amended or terminated at any time by the Board of Directors, subject to applicable laws, except that the provisions of the Directors’ Option Plan relating to the amount, price and timing of option grants may not be amended more than once in any six-month period.

Certain Federal Income Tax Consequences of Options Under the Directors’ Option Plan

Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. Upon exercising an option, the optionee generally must recognize ordinary income equal to the “spread” between the exercise price and the fair market value of Common Stock on the date of exercise; the Company will be entitled to a deduction for the same amount. Upon disposition of option shares acquired under the Directors’ Option Plan, the difference between the sale proceeds and the fair market value of the shares on the date of exercise will be treated as a capital gain or loss—either long-term or short-term, depending on how long the shares have been held. The Company will not be entitled to a deduction in connection with a disposition of option shares.

The above description of tax consequences is based upon federal tax laws and regulations and does not purport to be a complete description of the federal income tax aspects of the Directors’ Option Plan.

Required Vote

Approval of the amendment to the 1993 Directors’ Stock Option Plan requires the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy.

The Board of Directors recommends a vote “FOR” the amendment to the Company’s 1993 Directors’ Stock Option Plan.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Ernst & Young LLP has audited the Company’s financial statements since the Company’s inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Company’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed or expected to be billed by Ernst & Young LLP for audit and other services rendered.

	Year Ended December 31,
	2004	2003
	(in thousands)
Audit Fees (1)	$761	$517
Audit-related Fees (2)	27	32
Tax Services Fees (3)	53	6
All Other Fees (4)	—	—

	$841	$555

(1)	Audit fees include fees for the audit of the Company’s annual statements and reviews of the Company’s quarterly financial statements, including the Company’s Annual Report on Form 10-K, the audit of the Company’s internal control over financial reporting (in 2004), and include fees for SEC registration statements, comfort letters and consents, and consultation on accounting standards or transactions.
(2)	Audit-related fees include fees for employee benefit plan audits and consultations concerning financial and accounting matters not classified as audit services.
(3)	Tax services fees consist of tax compliance and consultation services.
(4)	All other fees consists of fees for products or services other than those included above.

The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons, we believe that all of the filing requirements for such persons were satisfied for 2004.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2006 Annual Meeting must be received by the Secretary of the Company no later December 15, 2005 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the Company’s proxy statement for the 2006 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 70 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 10th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

ANNUAL REPORT

The Company will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of Common Stock at the close of business on April 7, 2005, a copy of the Company’s Annual Report on Form 10-K, including the financial statements, the financial statement schedules, and all exhibits. The written request should be sent to: Investor Relations Department, Incyte Corporation, Experimental Station, Route 141 & Henry Clay Road, Building E336, Wilmington, DE 19880.

Whether you intend to be present at the Annual Meeting or not, we urge you vote by telephone, the Internet, or by signing and mailing the enclosed proxy promptly.

By order of the Board of Directors.

Paul A. Friedman

President and Chief Executive Officer

April 8, 2005

Appendix A

AMENDED AND RESTATED

1993 DIRECTORS’ STOCK OPTION PLAN OF

INCYTE CORPORATION

(As Amended as of April 1, 2005)

SECTION 1.    INTRODUCTION.

The Plan was adopted on July 28, 1993, amended and restated as of March 30, 2001, and last amended as of April 1, 2005. The purpose of the Plan is to offer the Company’s Nonemployee Directors an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company’s Stock. The Plan seeks to achieve this purpose by providing for the grant of nonstatutory options to purchase Stock.

The Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act and shall be construed accordingly.

SECTION 2.    DEFINITIONS.

(a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b) “Change in Control” shall mean the occurrence of either of the following events:

(i) A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A) Had been directors of the Company 24 months prior to such change; or

(B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

(ii) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Company” shall mean Incyte Corporation (formerly Incyte Genomics, Inc.), a Delaware corporation.

(e) “Employee” shall mean an employee (within the meaning of section 3401(c) of the Code and the regulations thereunder) of the Company or of a Subsidiary of the Company.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

(h) “Fair Market Value” shall mean the market price of Stock, determined by the Board of Directors as follows:

(i) If Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.;

(ii) If Stock was traded over-the-counter on the date in question and was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by The Nasdaq Stock Market;

(iii) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Board of Directors in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Board of Directors shall be conclusive and binding on all persons.

(i) “Full Retirement” shall mean the retirement from the Board of Directors of a member after such member reaches the age of 70.

(j) “Nonemployee Director” shall mean a member of the Board of Directors who is not an Employee.

(k) “Nonstatutory Option” shall mean a stock option not described in sections 422(b) or 423(b) of the Code.

(l) “Option” shall mean a Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(m) “Optionee” shall mean an individual who holds an Option.

(n) “Plan” shall mean this 1993 Directors’ Stock Option Plan of Incyte Corporation (formerly Incyte Genomics, Inc.), as it may be amended from time to time.

(o) “Reverse Split” shall mean the one-for-two reverse split of the Stock authorized by the Board of Directors prior to the initial adoption of the Plan.

(p) “Service” shall mean service as a member of the Board of Directors, whether or not as a Nonemployee Director.

(q) “Share” shall mean one share of Stock, as adjusted in accordance with Section 6 (if applicable). All references to numbers of Shares in Section 3 hereof give effect to the Reverse Split and the 100% stock dividends paid in November 1997 and August 2000.

(r) “Stock” shall mean the Common Stock ($.001 par value) of the Company.

(s) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

(t) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(u) “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

SECTION 3.    STOCK SUBJECT TO PLAN.

(a) Basic Limitation.    Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan shall not exceed 1,500,000 Shares,1 subject to adjustment pursuant to Section 6. The number of Shares that are subject to Options at any time shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Additional Shares.    In the event that any outstanding Option for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan.

SECTION 4.    TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement.    Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Board of Directors deems appropriate for inclusion in a Stock Option Agreement.

(b) Initial Grants.    Each new Nonemployee Director who first joins the Board of Directors after June 1, 2005 shall receive an Option covering 35,000 Shares within one business day after his or her initial election to the Board of Directors. The number of Shares included in an Option shall be subject to adjustment under Section 6.

(c) Annual Grants.    On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, each Nonemployee Director who will continue serving as a member of the Board of Directors thereafter shall receive an Option covering 20,000 Shares, subject to adjustment under Section 6. Each Nonemployee Director who is not initially elected at a regular annual meeting of the Company’s stockholders shall receive an Option to purchase a pro rata portion of 20,000 Shares within ten business days of such Director’s election based on the number of full months remaining from date of election until the next regular annual meeting of the Company’s stockholders divided by twelve. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole number.

(d) Exercise Price.    The Exercise Price under each Option shall be equal to 100 percent of the Fair Market Value of the Stock subject to such Option on the date when such Option is granted. The entire Exercise Price of Shares issued under the Plan shall be payable in cash when such Shares are purchased, except as follows:

(i) Payment may be made all or in part with Shares that have already been owned by the Optionee or the Optionee’s representative for more than six months and that are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

1 If the Company’s stockholders fail to approve an amendment to the Plan increasing the number of Shares issuable hereunder to 1,500,000 at the Company’s 2005 annual meeting of stockholders, then maximum number of Shares issuable under the Plan shall remain 1,100,000.

(ii) Payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(iii) Payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(e) Vesting.    Each Option granted under Subsection (b) above shall become exercisable (i) as to one-fourth (1/4) of the total number of shares covered by such Option on the first anniversary of the date of grant and (ii) as to one-forty-eighth (1/48) of the total number of shares covered by such Option on each of a series of thirty-six (36) monthly installments thereafter. Except as set forth in the next succeeding sentence and in the last sentence of this Subsection (e), each Option granted under Subsection (c) above shall become exercisable in full on the first anniversary of the date of grant; provided, however, that each such Option shall become exercisable in full immediately prior to the next regular annual meeting of the Company’s stockholders following such date of grant in the event such meeting occurs prior to such first anniversary date. Except as set forth in the last sentence of this Subsection (e), each Option granted under Subsection (c) to Nonemployee Directors who were not initially elected at a regular annual meeting of the Company’s stockholders shall become exercisable in full immediately prior to the next regular annual meeting of the Company’s stockholders following the date of grant. Notwithstanding the foregoing, each Option granted under Subsection (c) above that is outstanding shall become exercisable in full in the event that a Change in Control occurs with respect to the Company.

(f) Term of Options.    Subject to Subsections (g) and (h) below, each Option shall expire on the 10th anniversary of the date when such Option was granted.

(g) Termination of Service (Except by Death).    If an Optionee’s Service terminates for any reason other than death, then his or her Options shall expire on the earliest of the following occasions (provided, however, that clause (iii) below shall be applicable only to Options granted after March 29, 2005):

(i) The expiration date determined pursuant to Subsection (f) above;

(ii) The date 24 months after the termination of the Optionee’s Service, if the termination occurs because of his or her Total and Permanent Disability;

(iii) The date 12 months after the termination of the Optionee’s Service, if the termination occurs because of his or her Full Retirement; or

(iv) The date six months after the termination of the Optionee’s Service for any reason other than Total and Permanent Disability or, if clause (iii) above is applicable, Full Retirement.

The Optionee may exercise all or part of his or her Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before his or her Service terminated. The balance of such Options shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of his or her Service but before the expiration of his or her Options, all or part of such Options may be exercised at any time prior to their expiration by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from him or her by bequest, inheritance or beneficiary designation under the Plan, but only to the extent that such Options had become exercisable before his or her Service terminated.

(h) Death of Optionee.    If an Optionee dies while he or she is in Service, then his or her Options shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (f) above; or

(ii) The date 24 months after his or her death.

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of his or her estate or by any person who has acquired such Options directly from him or her by bequest, inheritance or beneficiary designation under the Plan.

(i) Nontransferability.    No Option shall be transferable by the Optionee other than by will, by written beneficiary designation or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(j) Stockholder Approval.    Subsection (e) above notwithstanding, no Option shall be exercisable under any circumstances unless and until the Company’s stockholders have approved the Plan.

(k) Notwithstanding the foregoing, the Board of Directors may from time to time increase the number of Shares subject to an initial or annual grant of Options under Subsection (b) or (c) above to any Nonemployee Director to the extent the Board of Directors determines necessary to induce a Nonemployee Director to become or remain a Nonemployee Director or to reflect an increase in the duties or responsibilities of the Nonemployee Director, subject to all terms and conditions of the Plan otherwise applicable to grants of Options, except that the Exercise Price under each such Option may be equal to or greater than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date when such Option is granted and each such Option may become exercisable on the same schedule as set forth in Subsection (e) or on a different schedule, as the Board of Directors in each case shall determine.

SECTION 5.    MISCELLANEOUS PROVISIONS.

(a) No Rights as a Stockholder.    An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until he or she becomes entitled, pursuant to the terms of such Option, to receive such Shares. No adjustment shall be made, except as provided in Section 6.

(b) Modification, Extension and Assumption of Options.    Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair such Optionee’s rights or increase his or her obligations under such Option.

(c) Restrictions on Issuance of Shares.    Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed. The Company may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act of 1933, as amended, the securities laws of any state or any other law.

(d) Withholding Taxes.    The Company’s obligation to deliver Stock upon the exercise of an Option shall be subject to any applicable tax withholding requirements.

(e) No Retention Rights.    No provision of the Plan, nor any Option granted under the Plan, shall be construed as giving any person the right to be elected as, or to be nominated for election as, a Nonemployee Director or to remain a Nonemployee Director.

SECTION 6.    ADJUSTMENT OF SHARES.

(a) General.    In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 3, (ii) the number of Shares to be covered by each new Option under Section 4, (iii) the number of Shares covered by each outstanding Option or (iv) the Exercise Price under each outstanding Option.

(b) Reorganizations.    In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement shall provide (i) for the assumption of outstanding Options by the surviving corporation or its parent, (ii) for their continuation by the Company, if the Company is a surviving corporation, (iii) for payment of a cash settlement equal to the difference between the amount to be paid for one Share pursuant to such agreement and the Exercise Price or (iv) for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees’ consent. Any cancellation shall not occur until after such acceleration is effective and Optionees have been notified of such acceleration.

(c) Reservation of Rights.    Except as provided in this Section 6, an Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 7.    DURATION AND AMENDMENTS.

(a) Term of the Plan.    The Plan shall become effective on the date of its adoption by the Board of Directors, subject to approval of the Company’s stockholders. The Plan shall remain in effect until it is terminated under Subsection (b) below.

(b) Right to Amend or Terminate the Plan.    The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason, except that the provisions of the Plan relating to the amount, price and timing of Option grants shall not be amended more than once in any six-month period. Any amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required by applicable laws, regulations, rules, listing standards or other requirements, including (without limitation) Rule 16b-3 under the Exchange Act. Stockholder approval shall not be required for any other amendment of the Plan.

(c) Effect of Amendment or Termination.    No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

SECTION 8.    EXECUTION.

To record the amendment of the Plan as of April 1, 2005, the Company has caused its authorized officer to execute the same.

INCYTE CORPORATION

By

Title

INCYTE CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting — June 1, 2005

PAUL A. FRIEDMAN, DAVID C. HASTINGS and PATRICIA A. SCHRECK, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Incyte Corporation (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware on Wednesday, June 1, 2005 at 10:30 a.m., Eastern Daylight Time, or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote FOR the election of directors, and FOR items 2 and 3, and in accordance with the discretion of the proxies on any other matters as may properly come before the annual meeting.

(continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR the election of directors and FOR items 2 and 3.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1. ELECTION OF DIRECTORS

FOR all nominees listed below

(except as marked to the contrary)

WITHHOLD AUTHORITY

to vote for all nominees listed below

Nominees:

01 Richard U. De Schutter,

02 Barry M. Ariko,

03 Julian C. Baker,

04 Paul A. Brooke,

05 Frederick B. Craves,

06 Paul A. Friedman, and

07 Roy A. Whitfield

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2. To amend the Company’s 1993 Directors’ Stock Option Plan to increase the number of shares available for grant thereunder from 1,100,000 shares to 1,500,000 shares:

FOR

AGAINST

ABSTAIN

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm:

FOR

AGAINST

ABSTAIN

4. In their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Dated: , 2005

Signature

Signature

Please sign exactly as name(s) appear on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

FOLD AND DETACH HERE